UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 20, 2010

(Date of earliest event reported)

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2010, Mr. Robert C. Bruce submitted a letter to ImmuCell Corporation (the Company) tendering his resignation from the Board of Directors of the Company. In due course, the Nominating Committee of the Board of Directors will consider nominees to fill the seat vacated by Mr. Bruce and make such recommendation, if any, as it may deem appropriate, to the full Board of Directors for approval. After consultation with legal counsel, management has determined that a replacement director who meets the Securities and Exchange Commission’s criteria for “financial expert” is not required. Therefore, this resignation is deemed to be effective as of December 31, 2010.

To the knowledge of the Company’s executive officers, there is no disagreement between the Company and Mr. Bruce with respect to any matter relating to the Company’s operations, policies or practices.

As disclosed in the Company’s proxy statement relating to its 2010 annual meeting of stockholders, under the Company’s Bylaws, a stockholder intending to formally nominate a person for election as a director at the 2011 annual meeting of stockholders must so notify the Secretary of the Company in writing of such intent not later than March 18, 2011.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Letter of resignation from the Board of Directors from Mr. Robert C. Bruce.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010	IMMUCELL CORPORATION

	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and CEO

Exhibit Index

Exhibit No.	Description

EX-99.1	Letter of resignation from the Board of Directors from Mr. Robert C. Bruce.